Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. Section 1350 as adopted by
Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1.) the Quarterly Report on 10-QSB of Carolina Bank Holdings, Inc. (the
          "Company") for the quarterly period ended March 31, 2003 ("the Report") fully complies with the requirements of Section 13(a.) or 15(d) of the Securities Exchange Act of 1934; and

  (2.) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                              Carolina Bank Holdings, Inc.

Date: May 9, 2003                      By:    /s/ Robert T.Braswell
                                           ------------------------
                                           Robert T. Braswell
                                           President and Chief Executive Officer


Date: May 9, 2003

                                       By:    /s/ T. Allen Liles
                                           ---------------------
                                           T. Allen Liles
                                           Executive Vice President and Chief
                                           Financial Officer

                                       14